UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

Lyell Immunopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40502	83-1300510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 17, 2025, Lyell Immunopharma, Inc. (the “Company”) announced new clinical data from its ongoing multi-center Phase 1/2 clinical trial of LYL314, including data from patients with large B-cell lymphoma (“LBCL”) treated in the third- or later-line (“3L+”) setting. LYL314 is an autologous dual-targeting CD19/CD20 chimeric antigen receptor (“CAR”) T-cell product candidate designed to increase complete response rates and prolong the duration of the responses as compared to approved CD19-targeted CAR T-cell therapies for the treatment of LBCL.

PiNACLE, the single-arm pivotal trial of LYL314, 100 x 106 CAR T cells, is underway in patients with large B-cell lymphoma treated in the 3L+ setting. The trial is expected to enroll approximately 120 patients with relapsed and/or refractory (“R/R”) diffuse large B-cell lymphoma, primary mediastinal B-cell lymphoma, high grade B-cell lymphoma, grade 3B follicular lymphoma, or transformed follicular lymphoma who have not previously received CAR T-cell therapy. Patients may be treated with LYL314 in either the inpatient or outpatient setting. The primary endpoint of the trial is the overall response rate.

Fifty-one CAR T-naive patients with R/R LBCL received LYL314 as of April 15, 2025 (the data cutoff date for the presentation at the International Conference on Malignant Lymphoma). The efficacy evaluable population consisted of 36 patients with Day 84 assessments or prior disease progression or death. Patient demographics and baseline disease characteristics were consistent with high-risk patient populations: median ages of 65 and 69 years in the 3L+ setting and second-line (“2L”) setting, respectively, 41% of 3L+ and 65% of 2L patients had Stage IV disease at trial entry, and 47% of 3L+ and 82% of 2L patients had primary refractory disease. There were 49 patients who received the recommended Phase 2 dose of 100 x 106 CAR T cells; two patients received a dose of 300 x 106 CAR T cells. CD19/CD20 screening was not required prior to enrollment.

In efficacy-evaluable 3L+ patients, with a median follow up of 9 months (N = 25):

•	The overall response rate was 88% (22/25 patients), with 72% (18/25) of patients achieving a complete response

•	71% (10/14) of patients with complete response remained in complete response at ≥ 6 months

In initial data from efficacy-evaluable 2L patients, with a median follow up of 5 months (N = 11):

•	The overall response rate was 91% (10/11 patients), with 64% (7/11) achieving a complete response

•	100% (7/7) of patients with complete response were in complete response at last assessment, including 3/3 at ≥ 6 months

•	In patients with primary refractory disease, a difficult to treat population, 70% (7/10) achieved a complete response

•	These patients had high-risk features, including primary refractory disease (91%), stage IV disease (64%), and older age (27% > 75 years; median age 73 years)

In 51 patients, including patients from both the 3L+ and the 2L cohorts, a manageable safety profile appropriate for outpatient administration was observed. No Grade ≥ 3 and low rates of Grade 1 (22%) and Grade 2 (35%) cytokine release syndrome (CRS) were reported. Immune effector cell-associated neurotoxicity syndrome (ICANS) was reported in 6% (Grade 1), 2% (Grade 2), and 14% (Grade ≥ 3) of patients. The median time to complete resolution of all reports of ICANS was 5 days, with rapid improvement (median of 2 days) to Grade 2 or lower with standard therapy. No deaths were related to LYL314 administration. LYL314 demonstrated robust expansion with a time to peak of 10 days (N = 51). The final drug product contained the desired CD62L-positive naïve T-cell phenotype (median, 95%). Rapid and durable depletion of B cells was demonstrated through month 6 and up to the month 12 assessment.

The Company expects to initiate a randomized pivotal trial of LYL314 in patients with R/R LBCL in the 2L setting by early 2026.

The Company’s clinical supply is manufactured in the Company’s LyFE Manufacturing CenterTM (“LyFE”) in Bothell, Washington. At full staffing and capacity, the Company expects to be able to manufacture over 1,200 CAR T-cell therapy doses at LyFE and support the Company’s clinical development needs for LYL314 and other pipeline programs, as well as early commercial launch of LYL314, if approved.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this report include, but are not limited to, statements regarding: the potential clinical benefits and therapeutic potential of LYL314, including increased complete response rates and prolonged duration of responses; expectations around enrollment and timing of the Company’s ongoing single-arm pivotal trial evaluating LYL314 in the 3L+ setting; the expected initiation of a pivotal trial of LYL314 in patients with R/R LBCL in the 2L setting and the timing thereof; the sufficiency of the capacity of LyFE to manufacture drug supply for the Company’s ongoing and planned pivotal trials and through potential commercial launch; and other statements that are not historical fact. These statements are based on the Company’s current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: the potential for results from clinical trials to differ from nonclinical, early clinical, preliminary or expected results; significant adverse events, toxicities or other undesirable side effects associated with the Company’s product candidates; the Company’s ability initiate or progress clinical trials on the anticipated timelines, if at all; the Company’s limited experience as a company in enrolling and conducting clinical trials and lack of experience in completing clinical trials; the complexity of manufacturing cellular therapies and the Company’s ability to manufacture and supply its product candidates for its clinical trials; the significant uncertainty associated with the Company’s product candidates ever receiving any regulatory approvals; the effects of macroeconomic conditions; and other risks, including general economic conditions and regulatory developments, not within the Company’s control; and other risks described under the heading “Risk Factors” in Lyell’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission on May 13, 2025. Forward-looking statements contained in this report are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lyell Immunopharma, Inc.

Date: June 17, 2025	By:	/s/ Mark Meltz
Mark Meltz
General Counsel